Exhibit 99
                                                    Other Exhibits (a)



                                POWER OF ATTORNEY


     The undersigned hereby constitute and appoint Marie E. Connolly, Richard W. Ingram, Christopher J. Kelly, Kathleen K. Morrisey, Michael S. Petrucelli and Elba Vasquez, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of each Fund enumerated on Exhibit A hereto (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/ Joseph S. DiMartino                                    February 12, 1998
Joseph S. DiMartino


/s/ Gordon J. Davis                                        February 12, 1998
Gordon J. Davis


/s/ David P. Feldman                                        February 12, 1998
David P. Feldman


/s/ Lynn Martin                                             February 12, 1998
Lynn Martin


/s/ Daniel Rose                                             February 12, 1998
Daniel Rose


/s/ Philip L. Toia                                          February 12, 1998
Philip L. Toia


/s/ Sander Vanocur                                          February 12, 1998
Sander Vanocur


/s/ Anne Wexler                                             February 12, 1998
Anne Wexler


/s/ Rex Wilder                                              February 12, 1998
Rex Wilder

                                   EXHIBIT A

                Dreyfus 100% U.S. Treasury Intermediate Term Fund
                    Dreyfus 100% U.S. Treasury Long Term Fund
                  Dreyfus 100% U.S. Treasury Money Market Fund
                   Dreyfus 100% U.S. Treasury Short Term Fund
                             Dreyfus BASIC GNMA Fund
                Dreyfus Florida Intermediate Municipal Bond Fund
                   Dreyfus Florida Municipal Money Market Fund
                           Dreyfus Global Growth Fund
                  Dreyfus New Jersey Municipal Bond Fund, Inc.
                  Dreyfus New York Insured Tax Exempt Bond Fund
                    Dreyfus Premier International Funds, Inc.